Exhibit g 1 q

MAINSTAY GROUP OF FUNDS

May 22, 2018

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: MainStay Group of Funds Client Manager

Re: Amended and Restated Master Custodian Agreement (the “Agreement”)

Ladies and Gentlemen:

Please be advised of the following changes to the MainStay Group of Funds. These changes are reflected in the attached revised Appendix A to the Agreement.

Type of change	Fund name	New Fund name, if applicable	Date of change
Name Change	MainStay MacKay Tax Advantaged Short Term Bond Fund	MainStay MacKay Short Term Municipal Fund	May 22, 2018

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the MainStay Funds and retaining one for your records.

Sincerely,

MainStay Funds Trust

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: May 22, 2018

Appendix A

to the

Amended and Restated Master Custodian Agreement

(as of May 22, 2018, unless otherwise noted)

Fund / Portfolio

MainStay MacKay DefinedTerm Municipal Opportunities Fund

The MainStay Funds	MainStay Income Builder Fund
MainStay Large Cap Growth Fund
MainStay MacKay Common Stock Fund
MainStay MacKay Convertible Fund
MainStay MacKay Emerging Markets Debt Fund
MainStay MacKay Government Fund
MainStay MacKay High Yield Corporate Bond Fund
MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund
MainStay MacKay Unconstrained Bond Fund
MainStay MAP Equity Fund
MainStay Money Market Fund

MainStay VP Funds Trust	MainStay VP Absolute Return Multi-Strategy Portfolio
MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Cushing Renaissance Advantage Portfolio
MainStay VP Eagle Small Cap Growth Portfolio
MainStay VP Emerging Markets Equity Portfolio
MainStay VP Epoch U.S. Equity Yield Portfolio
MainStay VP Epoch U.S. Small Cap Portfolio
MainStay VP Floating Rate Portfolio
MainStay VP Growth Allocation Portfolio
MainStay VP Income Builder Portfolio
MainStay VP Indexed Bond Portfolio
MainStay VP Janus Henderson Balanced Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP MacKay Common Stock Portfolio
MainStay VP MacKay Convertible Portfolio
MainStay VP MacKay Government Portfolio
MainStay VP MacKay Growth Portfolio
MainStay VP MacKay High Yield Corporate Bond Portfolio
MainStay VP MacKay International Equity Portfolio
MainStay VP MacKay Mid Cap Core Portfolio
MainStay VP MacKay S&P 500 Index Portfolio

2

Fund / Portfolio

MainStay VP MacKay Small Cap Core Portfolio
MainStay VP MacKay Unconstrained Bond Portfolio
MainStay VP MFS® Utilities Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP PIMCO Real Return Portfolio
MainStay VP T. Rowe Price Equity Income Portfolio
MainStay VP U.S. Government Money Market Portfolio
MainStay VP VanEck Global Hard Assets Portfolio

MainStay Funds Trust	MainStay Absolute Return Multi-Strategy Fund
MainStay Balanced Fund
MainStay Candriam Emerging Markets Equity Fund
MainStay Conservative Allocation Fund
MainStay Epoch Capital Growth Fund
MainStay Epoch Global Choice Fund
MainStay Epoch Global Equity Yield Fund
MainStay Epoch International Choice Fund
MainStay Epoch U.S. All Cap Fund
MainStay Epoch U.S. Equity Yield Fund
MainStay Epoch U.S. Small Cap Fund
MainStay Floating Rate Fund
MainStay Growth Allocation Fund
MainStay Indexed Bond Fund
MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Emerging Markets Equity Fund
MainStay MacKay Growth Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay MacKay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay MacKay Short Term Municipal Fund
MainStay MacKay Total Return Bond Fund
MainStay MacKay U.S. Equity Opportunities Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay Retirement 2060 Fund

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